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                                                                    EXHIBIT 23.3

                   CONSENT OF MORGAN STANLEY& CO. INCORPORATED

Board of Directors
HomeGrocer.com Inc.
10230 N.E. Points Drive
Kirkland, WA 98033

Members of the Board:

        We hereby consent to the use in the Registration Statement of Webvan Group, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of Webvan Group, Inc. and HomeGrocer.com Inc., which is part of the Registration Statement, of our opinion dated June 22, 2000 appearing as Annex [ ] to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Background of the Merger -- HomeGrocer's reasons for the merger -- Opinion of HomeGrocer's financial advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                    MORGAN STANLEY & CO. INCORPORATED


                                         By: /s/ CHARLES R. CORY
                                            ------------------------------------
                                            Charles R. Cory
                                            Managing Director

Menlo Park, California
July 25, 2000